Exhibit 10.1

Execution Version

AMENDMENT to purchase AND SALE agreement

This Amendment to purchase AND SALE agreement (this “Amendment”), is made and entered into as of March 14, 2025 (the “Effective Date”), by and among Bayswater Resources LLC, a Delaware limited liability company (“Bayswater Resources”); Bayswater Fund III-A, LLC, a Delaware limited liability company (“Bayswater Fund III-A”); Bayswater Fund III-B, LLC, a Delaware limited liability company (“Bayswater Fund III-B”); Bayswater Fund IV-A, LP, a Delaware limited partnership (“Bayswater Fund IV-A”); Bayswater Fund IV-B, LP, a Delaware limited partnership (“Bayswater Fund IV-B”); Bayswater Fund IV-Annex, LP, a Delaware limited partnership (“Bayswater Fund IV-Annex”); and Bayswater Exploration & Production, LLC, a Colorado limited liability company (“Bayswater E&P” and, together with Bayswater Resources, Bayswater Fund III-A, Bayswater Fund III-B, Bayswater Fund IV-A, Bayswater Fund IV-B, and Bayswater Fund IV-Annex, each, individually, a “Seller,” and, collectively, the “Sellers”); and Prairie Operating Co., a Delaware corporation (“Buyer”); Prairie Operating Co., LLC, a Delaware limited liability company (“Prairie OpCo”); Otter Holdings, LLC, a Delaware limited liability company (“Prairie LeaseCo”); Prairie SWD Co., LLC, a Delaware limited liability company (“Prairie DisposalCo”); and Prairie Gathering I, LLC, a Delaware limited liability company (“Prairie GathererCo,” and, together with Prairie OpCo, Prairie Lease Co, and Prairie DisposalCo, each, individually, a “Buyer AssetCo,” and, collectively, the “Buyer AssetCos”). Buyer, Buyer AssetCos, and Sellers are each, individually, a “Party,” and are, collectively, the “Parties.” Capitalized terms herein shall be the definitions assigned to them herein or as defined in the Agreement (as defined below).

Recitals:

WHEREAS, the Parties entered into that certain Purchase and Sale Agreement, dated as of February 6, 2025 (the “Agreement”), whereby the Parties set forth their desire for Sellers to sell and Buyer and Buyer AssetCos to purchase those certain oil and gas properties, rights and related assets defined and described in the Agreement up the terms set forth therein.

WHEREAS, pursuant to Section 14.4 of the Agreement, the Parties desire to amend certain of those terms and conditions set forth in the Agreement as further described herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

ARTICLE I
Amendments

Section 1.1 Amendments.

(a) Annex I (Definitions) of the Agreement is hereby amended by replacing the following defined terms in the Agreement in their entirety with the following defined terms:

“Base Amount” means $16,000,000.00.

“Base Equity Shares” means a number of shares of Buyer’s Common Stock equal to: (a) the Base Amount, divided by (b) the product of (1) the Equity Share Price multiplied by (2) 97.25%.

“Common Stock” means Buyer’s common stock (NASDAQ:PROP), $0.01 par value per share.

“Equity Consideration” means the lesser of (a) the Base Equity Shares, and (b) the Maximum Share Amount.

“Outside Date” means March 20, 2025.

(b) Annex I (Definitions) of the Agreement is hereby amended by adding the following new definition:

“Equity Share Price” means, as applicable, either (a) if Buyer issues Common Stock in connection with the equity offering under the Financings to Third Parties or Persons that are not also purchasing preferred equity in Buyer or its Affiliates in connection with the Financings, then the lowest per share price paid by the public (or other Third-Party investors) for such Common Stock in the equity offering under the Financings, or (b) if Buyer does not issue Common Stock in connection with the equity offering under the Financings, or issues Common Stock in connection with the equity offering under the Financings only to those Persons or their affiliates that are purchasing preferred equity in Buyer or its Affiliates in connection with the Financings, then a per share price equal to 75% of the lowest closing price for Buyer’s Common Stock in the five trading days prior to the Closing Date, as reported by nasdaq.com.

(c) Annex I (Definitions) of the Agreement is hereby amended by deleting the following defined terms in the Agreement in their entirety:

“Additional Equity Shares” means:

(a) if the Shortfall Amount is a positive number, then a number of shares of Buyer’s common stock, $0.01 par value per share, equal to (1) the Shortfall Amount, divided by (2) the product of (i) the per share price paid by the public in the equity offering under the Financings multiplied by (ii) 97.25%, or

(b) if the Shortfall Amount is zero, then zero shares.

“Shortfall Amount” means an amount, in dollars, equal to lesser of (a) the amount by which the Financed Amount exceeds the amount actually raised by Buyer in the Financings, if any, and (b) (1) the Maximum Share Amount minus the Base Equity Shares, multiplied by (2) the per share price paid by the public in the equity offering under the Financings, multiplied by (3) 97.25%. If the amount actually raised by Buyer in the Financings exceeds the Financed Amount, then the Shortfall Amount will be deemed zero.

2

(d) Section 2.1(b) (Cash at Closing) of the Agreement is hereby amended by replacing such provision in the Agreement in its entirety with the following:

(b) Cash at Closing. At Closing, Buyer shall pay to an account designated in writing by Sellers’ Representative an amount of cash equal to (1) the Closing Amount, minus (2) the Base Amount (such resulting amount, the “Cash Consideration”).

Section 1.2 No Other Amendments. Except as expressly set forth in this Amendment, there are no changes to the Agreement, the remaining terms of which shall remain in effect as written.

ARTICLE II
Satisfaction of Closing Conditions

Section 2.1 Satisfaction of Closing Conditions. Buyer and Buyer AssetCos agree that, as of March 14, 2025 (the “Satisfaction Date”), Sellers have complied in all respects with the conditions to closing set forth in the Purchase Agreement and are prepared to close the transactions contemplated thereby. The Parties further agree as follows:

(a) As consideration for Sellers’ agreement to postpone the Closing until no later than the Outside Date, Buyer and each Buyer AssetCo agree that each of the conditions to Closing in Sections 9.2(b), (c), and (d) of the Purchase Agreement shall be deemed satisfied effective as of the Satisfaction Date, so long as such conditions would have been satisfied on the Satisfaction Date, if the Closing occurred on the Satisfaction Date. Following delivery of the certificate required by Section 9.2(a) of the Purchase Agreement (as modified herein), the Purchase Agreement shall be deemed amended to delete each of the conditions set forth in Section 9.2.

(b) In furtherance of the foregoing, the certificate required to be delivered by Sellers on the Closing Date pursuant to Section 9.2(a) of the Purchase Agreement shall instead be required to be delivered on the Satisfaction Date, and shall only be required to certify that the conditions set forth in Section 9.2(a) of the Purchase Agreement have been satisfied as of the Satisfaction Date.

(c) Buyer and Buyer AssetCos acknowledge and agree that each of Sellers’ Closing deliveries set forth in Sections 11.3(a), (b), (f)-(m), (o), (p), and (q) has been provided.

ARTICLE III
MisCELLANEOUS

Section 3.1 Dispute Resolution. Any dispute arising out of this Amendment shall be resolved in accordance with the dispute resolution provisions set forth in Section 14.9 of the Agreement.

3

Section 3.2 Notices. All notices and other communications given or made pursuant to this Amendment shall be made as provided in Section 14.2 of the Agreement.

Section 3.3 Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

Section 3.4 Binding Effect; Assignment; No Third Party Benefit. This Amendment, together with the Agreement, including the Exhibits and Schedules, the Confidentiality Agreement, the Agreement Regarding Employees, and the other Transaction Documents constitutes the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and prior agreements and understandings relating to such subject matter.

Section 3.5 Severability. If any term or other provision of this Amendment is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any adverse manner to Sellers or Buyer. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transaction is fulfilled to the greatest extent possible; provided, however, that if the limitations set forth in Section 13.12 of the Agreement are determined to be unenforceable, the applicable notice period will be the shortest time that is enforceable under applicable Law.

Section 3.6 Governing Law and Venue. This Amendment, shall be governed by and construed in accordance with the governing law and venue provisions set forth in Section 14.10 of the Agreement.

Section 3.7 Counterparts. This Amendment may be executed in any number of counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute, collectively, one instrument. It is not necessary that each Party execute the same counterpart so long as identical counterparts are executed by each such Party. This Amendment may be validly executed and delivered by electronic transmission.

Section 3.8 Amendment. This Amendment may not be amended except by an instrument in writing signed by or on behalf of all the Parties.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

4

Sellers have executed this Amendment as of the date set forth above:

Sellers:

Bayswater Resources LLC Bayswater Fund III-A, LLC Bayswater Fund III-B, LLC Bayswater Fund IV-A, LP Bayswater Fund IV-B, LP Bayswater Fund IV-Annex, LP Bayswater Exploration & Production, LLC

By:	/s/ Lynn S. Belcher
Name:	Lynn S. Belcher
Title:	Executive Vice President

Signature Page to Amendment to PSA

Buyer and each Buyer AssetCo has executed this Amendment, as of the date set forth above:

Buyer:

Prairie Operating Co.

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Chief Executive Officer

Buyer OpCo:

Prairie Operating Co., LLC

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Chief Executive Officer

Buyer LeaseCo:

Otter Holdings, LLC

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Chief Executive Officer

Buyer DisposalCo:

Prairie SWD Co., LLC

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Chief Executive Officer

Signature Page to Amendment to PSA

Buyer Gatherer Co:

Prairie Gathering I, LLC

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Chief Executive Officer

Signature Page to Amendment to PSA